EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of August 23, 2017 (this “Amendment”), among AVIS BUDGET HOLDINGS, LLC (“Holdings”), AVIS BUDGET CAR RENTAL, LLC (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:
WHEREAS, reference is hereby made to the Fourth Amended and Restated Credit Agreement dated as of October 7, 2016 (as heretofore amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement” and, as amended by this Amendment and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among others, Holdings, the Borrower, Avis Budget Group, Inc., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to amend Section 7.1 of the Existing Credit Agreement as set forth herein;

WHEREAS, as permitted by Section 10.1 of the Credit Agreement, the Required Lenders and the Administrative Agent are willing to agree to this Amendment upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
SECTION 1.Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.
SECTION 2.Amendments to the Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, Section 7.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
7.1     Financial Condition Covenant. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending September 30, 2016) to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
September 30, 2016	4.75 to 1.00
December 31, 2016	4.75 to 1.00
March 31, 2017	4.75 to 1.00
June 30, 2017	4.75 to 1.00
September 30, 2017	4.75 to 1.00
December 31, 2017	4.75 to 1.00
March 31, 2018	4.75 to 1.00
June 30, 2018	4.75 to 1.00
September 30, 2018	4.50 to 1.00
December 31, 2018	4.50 to 1.00
March 31, 2019	4.50 to 1.00
June 30, 2019	4.50 to 1.00
September 30, 2019	4.25 to 1.00
December 31, 2019	4.25 to 1.00
March 31, 2020	4.25 to 1.00
June 30, 2020	4.25 to 1.00
September 30, 2020	4.00 to 1.00
December 31, 2020	4.00 to 1.00
March 31, 2021	4.00 to 1.00
June 30, 2021 and thereafter	4.00 to 1.00

SECTION 3.Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates that, after giving effect to this Amendment (i) each of the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties expressly relate solely to a specific earlier date, and except for any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect,” or similar language, in which case the Borrower hereby confirms, reaffirms and restates that such representations and warranties are true and correct in all respects and (ii) no Default or Event of Default shall have occurred or be continuing.
SECTION 4.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Second Amendment Effective Date”):
(a)    The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by (i) a duly authorized officer of Holdings and the Borrower and (ii) the Required Lenders; and
(b)    All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of one firm of counsel) and other compensation due and payable to the Administrative Agent and the Lenders on or prior to the Second Amendment Effective Date shall have been paid.

SECTION 5.Continuing Effect; No Other Amendments or Consents.
(a)    Except as expressly provided herein, all of the terms and provisions of the Existing Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Existing Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Existing Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)    The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6.Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.
SECTION 7.Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
SECTION 8.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVIS BUDGET HOLDINGS, LLC By: /s/ Rochelle M. Tarlowe Name: Rochelle M. Tarlowe Title: Senior Vice President and Treasurer
AVIS BUDGET CAR RENTAL, LLC By: /s/ Rochelle M. Tarlowe Name: Rochelle M. Tarlowe Title: Senior Vice President and Treasurer

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Robert D. Bryant Name: Robert D. Bryant Title: Executive Director

Signature Page to Second Amendment